EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Braemar Hotels & Resorts Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-25488, 333-234663, 333-223799, 333-209389, 333-200718 and 333-200420) and Form S-8 (Nos. 333-256002, 333-218888, 333-204705 and 333-194968) of Braemar Hotels & Resorts Inc., of our reports dated March 10, 2022, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Braemar Hotels & Resorts Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Dallas, Texas
March 10, 2022